VZQTR20FIN

Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
July 24, 2026	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com

Verizon Delivers Record 2Q26 Results as Strategic Transformation Ignites Accelerated Growth

Company Achieves Strong Growth on Key Metrics and Raises Full-Year Guidance for the Second Consecutive Quarter

Key Highlights:

•Mobility and broadband service revenue grew by 2.8 percent in second-quarter 2026, and forecasted to rise to approximately 4.0 percent growth in fourth-quarter 2026
•Delivered 184,000 postpaid phone net additions, with the best Consumer second-quarter postpaid phone net additions in the past five years
•Generated more than 550,000 total mobility and broadband net additions in second-quarter 2026, an increase of more than 230,000 compared to second-quarter 2025
•Delivered more than 1 million mobility and broadband net additions in first-half of 2026, more than doubling the mobility and broadband net additions in first-half of 2025
•Built account momentum, achieving new postpaid account growth over the past 60 days
•Grew cash flow from operations in first-half of 2026 by 9.9 percent compared to first-half of 2025 to fuel a 16.0 percent surge in free cash flow¹. Second-quarter 2026 cash flow from operations grew by 16.3 percent and free cash flow¹ grew by 24.4 percent
•Executed with strict operational discipline and delivered solid consolidated net income performance to drive the highest adjusted EBITDA¹ and adjusted EBITDA margin¹ ever reported
•Raised full year guidance for mobility and broadband service revenue, cash flow from operations, free cash flow¹ and adjusted earnings per share (EPS)¹
•Returned $9.4 billion in total capital to shareholders in first-half of 2026 while expanding the full-year share buyback target to up to $4.5 billion

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VZQTR20FIN
NEW YORK, NY — Verizon Communications Inc. (NYSE, Nasdaq: VZ) today announced exceptional second-quarter 2026 financial and operational results, showcasing how its customer-first strategic transformation is driving sustainable growth and momentum. Intense operational discipline and improved unit economics translated directly into subscriber growth, lower churn, strong operating cash flow and industry-leading free cash flow¹ generation. With these results, Verizon raised its full-year guidance for the second consecutive quarter. Verizon also expanded its full-year share buyback target to up to $4.5 billion.
“We’re putting customers at the center of every decision we make,” said Dan Schulman, Verizon CEO. “With recent updates including our new Simplicity plans, Verizon One converged offerings, and an industry-leading loyalty program, we are gaining subscribers and earning long-term retention based on real value rather than subsidized promotions. Our second-quarter results provide clear, compelling evidence that this transformation is driving a structural inflection point across our entire business. We are accelerating across our key metrics, achieving a step-change in churn reduction while lowering our customer acquisition and retention costs. By compounding lower churn with healthier unit economics, we have generated the strongest operating position we have seen in years. Our core connectivity business is gaining momentum, and with the emergence of AI infrastructure revenue, we are fundamentally reshaping Verizon’s growth trajectory.”
2Q 2026 Highlights
Mobility and Broadband
•Mobility and broadband service revenue reached approximately $23.4 billion, representing a 2.8 percent increase year-over-year.
•In second-quarter 2026, Verizon reported total postpaid phone net additions of 184,000, with the best Consumer second-quarter postpaid phone net additions in five years.
•Total core prepaid2 net additions were 73,000, representing eight consecutive quarters of positive net additions.
•Verizon delivered 348,000 broadband net additions in second-quarter 2026, a year-over-year increase of 12.3 percent. This includes total fixed wireless access net additions of 193,000 and 155,000 fiber broadband net additions.
•Verizon now has approximately 17.1 million fixed wireless access and fiber broadband connections.

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Consolidated Financial Results
•Total operating revenue was $34.3 billion, down 0.7 percent year-over-year, as sequential improvement in mobility and broadband service revenue was offset by a nearly 20 percent, or over $1.2 billion, decline in equipment revenue. This decline resulted primarily from significantly lower upgrade volumes, as the average time customers keep their mobile devices continues to increase, and the company's strategic decision to reduce spending on device subsidies. It is another demonstration of Verizon’s more disciplined approach as the company structurally evolves its business model.
•Consolidated net income was $3.9 billion, a 22.9 percent decrease year-over-year. This decrease was primarily driven by $1.8 billion in pre-tax special items, including, among others, a $746 million loss on disposition of business in connection with the classification of the net assets representing Verizon's international wireline connectivity and managed network services business as assets and liabilities held for sale; asset rationalization charges of $258 million; and severance charges of $397 million.
•Consolidated adjusted EBITDA1 grew 7.2 percent year-over-year to $13.7 billion, the highest the company ever reported.
•Consolidated net income margin was 11.5 percent compared to 14.8 percent in second-quarter 2025.
•Consolidated adjusted EBITDA1 margin grew from 37.1 to 40.1 percent, the highest the company ever reported.
•EPS was $0.92 in second-quarter 2026, a 22.0 percent decrease compared to $1.18 in second-quarter 2025; adjusted EPS1, excluding special items, was $1.30 in second-quarter 2026, a 6.6 percent increase compared to $1.22 in second-quarter 2025.
•Cash flow from operations was $18.4 billion for the first-half of the year compared to $16.8 billion for the first-half of 2025, representing a growth rate of 9.9 percent.
•Capital expenditures were $8.2 billion through the end of the second quarter, as the company continues to invest strategically for network excellence and future growth opportunities within mobility and broadband.
•Free cash flow1 was $10.2 billion for the first-half of 2026 compared to $8.8 billion for the first-half of 2025, representing a growth rate of 16.0 percent.
•In second quarter 2026, strong cash from operations was $10.4 billion, up 16.3 percent year-over-year. Free cash flow1 was $6.4 billion, up 24.4 percent year-over-year, marking one of the strongest free cash flow¹ quarters ever reported.
•Verizon's total unsecured debt as of the end of second-quarter 2026 was $136.5 billion, compared to $142.5 billion at the end of first-quarter 2026. The company's net unsecured debt1 at the end of second-quarter 2026 was $128.7 billion compared to $130.1 billion at the end of first-quarter 2026. At the end of second-quarter 2026, Verizon's ratio of unsecured debt to consolidated net income (LTM) was 8.2 times and its net unsecured debt to consolidated adjusted EBITDA ratio1 was 2.5 times.
•Verizon successfully completed $1.0 billion of share repurchases in second-quarter 2026, bringing year-to-date repurchases to $3.5 billion. The full-year share repurchase target has been raised to up to $4.5 billion.

Outlook and Guidance
Verizon does not provide a reconciliation for certain of the following adjusted (non-GAAP)
forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.

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Given the strong second-quarter performance and visibility into the second half of the year, Verizon is raising guidance as follows:

•Mobility and broadband service revenue growth for 2026 to be 2.5 to 3.0 percent, with wireless service revenue growth approximately flat in 2026 as the company transitions to sustainable volume-based growth. Total mobility and broadband service revenue growth is expected to approach 3.0 percent in third-quarter 2026 and approximately 4.0 percent in fourth-quarter 2026, accelerating from the 2.8 percent increase reported in the second-quarter 2026.
•Adjusted EPS1 of $4.99 to $5.04, or year-over-year growth of 6.0 to 7.0 percent, representing a significant acceleration compared to recent historical performance.
•Cash flow from operations growth of approximately 2.0 to 4.0 percent year-over-year.
•Free cash flow1 growth of 9.0 to 10.0 percent year-over-year.

In addition, for 2026, Verizon continues to expect the following:

•Total retail postpaid phone net additions are expected to be in the upper half of the 750,000 to 1.0 million range, which is approximately 2 to 3 times the 2025 reported result.
•Capital expenditures of $16.0 billion to $16.5 billion.

1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
2 Represents total prepaid results excluding our SafeLink brand.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $138.2 billion in 2025. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets,” "will" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives, network performance and quality, and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; the inability to implement our business strategy; adverse conditions in the U.S. and international

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VZQTR20FIN
economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; our ability to implement business transformation initiatives and achieve their anticipated benefits; system failures and disruptions to our networks and operations and any resulting financial, reputational or business impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises, natural disasters or extreme weather conditions; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; significant amount of outstanding debt; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to return capital to shareholders, including the amount, timing, and effect of share repurchases and dividends; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to obtain cost savings and other synergies and anticipated benefits of completed transactions within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 6/30/25	% Change	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25	% Change

Operating Revenues
Service revenues and other	$29,229	$28,249	3.5	$57,988	$56,336	2.9
Wireless equipment revenues	5,024	6,255	(19.7)	10,705	11,653	(8.1)
Total Operating Revenues	34,253	34,504	(0.7)	68,693	67,989	1.0

Operating Expenses
Cost of services	7,225	6,878	5.0	14,392	13,828	4.1
Cost of wireless equipment	5,859	7,007	(16.4)	12,365	13,113	(5.7)
Selling, general and administrative expense	8,982	7,812	15.0	16,615	15,686	5.9
Depreciation and amortization expense	5,008	4,635	8.0	9,900	9,212	7.5
Total Operating Expenses	27,074	26,332	2.8	53,272	51,839	2.8

Operating Income	7,179	8,172	(12.2)	15,421	16,150	(4.5)
Equity in earnings (losses) of unconsolidated businesses	44	(3)	*	49	3	*
Other income, net	36	79	(54.4)	513	200	*
Interest expense	(1,985)	(1,639)	21.1	(3,925)	(3,271)	20.0
Income Before Provision For Income Taxes	5,274	6,609	(20.2)	12,058	13,082	(7.8)
Provision for income taxes	(1,325)	(1,488)	(11.0)	(2,963)	(2,978)	(0.5)
Net Income	$3,949	$5,121	(22.9)	$9,095	$10,104	(10.0)

Net income attributable to noncontrolling interests	$114	$118	(3.4)	$215	$222	(3.2)
Net income attributable to Verizon	3,835	5,003	(23.3)	8,880	9,882	(10.1)
Net Income	$3,949	$5,121	(22.9)	$9,095	$10,104	(10.0)

Basic Earnings Per Common Share
Net income attributable to Verizon	$0.92	$1.18	(22.0)	$2.12	$2.34	(9.4)
Weighted-average shares outstanding (in millions)	4,168	4,224		4,186	4,223

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$0.92	$1.18	(22.0)	$2.12	$2.34	(9.4)
Weighted-average shares outstanding (in millions)	4,171	4,228		4,190	4,227
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
* Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	6/30/26	12/31/25	$ Change

Assets
Current assets
Cash and cash equivalents	$1,752	$19,048	$(17,296)
Accounts receivable	27,734	28,347	(613)
Less Allowance for credit losses	1,248	1,250	(2)
Accounts receivable, net	26,486	27,097	(611)
Inventories	2,036	2,441	(405)
Prepaid expenses and other	7,297	8,336	(1,039)
Total current assets	37,571	56,922	(19,351)

Property, plant and equipment	357,086	337,991	19,095
Less Accumulated depreciation	231,589	228,524	3,065
Property, plant and equipment, net	125,497	109,467	16,030
Investments in unconsolidated businesses	783	785	(2)
Wireless licenses	158,159	157,039	1,120
Goodwill	30,664	22,841	7,823
Other intangible assets, net	12,317	10,458	1,859
Operating lease right-of-use assets	23,158	23,498	(340)
Other assets	22,037	23,248	(1,211)
Total assets	$410,186	$404,258	$5,928

Liabilities and Equity
Current liabilities
Debt maturing within one year	$21,783	$18,618	$3,165
Accounts payable and accrued liabilities	20,422	24,981	(4,559)
Current operating lease liabilities	4,835	4,542	293
Other current liabilities	15,171	14,229	942
Total current liabilities	62,211	62,370	(159)

Long-term debt	143,448	139,532	3,916
Employee benefit obligations	11,758	11,099	659
Deferred income taxes	50,234	48,717	1,517
Non-current operating lease liabilities	18,392	18,951	(559)
Other liabilities	18,947	17,848	1,099
Total long-term liabilities	242,779	236,147	6,632

Equity
Common stock	429	429	—
Additional paid in capital	13,258	13,372	(114)
Retained earnings	97,728	94,744	2,984
Accumulated other comprehensive loss	(1,784)	(1,727)	(57)
Common stock in treasury, at cost	(6,312)	(3,255)	(3,057)
Deferred compensation – employee stock ownership plans and other	601	897	(296)
Noncontrolling interests	1,276	1,281	(5)
Total equity	105,196	105,741	(545)
Total liabilities and equity	$410,186	$404,258	$5,928

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	6/30/26		12/31/25

Total debt	$165,231		$158,150
Unsecured debt	$136,471		$131,083
Net unsecured debt(1)	$128,682		$110,053
Unsecured debt / Consolidated Net Income (LTM)	8.2	x	7.4	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.5	x	2.2	x
Common shares outstanding, end of period (in millions)	4,155		4,217
Total employees (‘000)(3)	97.6		89.9
Quarterly cash dividends declared per common share	$0.7075		$0.6900
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25	$ Change

Cash Flows from Operating Activities
Net Income	$9,095	$10,104	$(1,009)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,900	9,212	688
Employee retirement benefits	35	331	(296)
Deferred income taxes	1,433	95	1,338
Provision for expected credit losses	1,043	1,135	(92)
Equity in (earnings) losses of unconsolidated businesses, net of dividends received	(35)	29	(64)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(3,418)	(3,318)	(100)
Other, net	366	(831)	1,197
Net cash provided by operating activities	18,419	16,757	1,662

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(8,210)	(7,953)	(257)
Cash paid related to acquisitions of businesses, net of cash acquired	(9,480)	—	(9,480)
Acquisitions of wireless licenses	(1,155)	(234)	(921)
Other, net	345	997	(652)
Net cash used in investing activities	(18,500)	(7,190)	(11,310)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	9,940	1,676	8,264
Proceeds from asset-backed long-term borrowings	12,028	4,962	7,066
Repayments of long-term borrowings and finance lease obligations	(14,426)	(5,530)	(8,896)
Repayments of asset-backed long-term borrowings	(13,912)	(4,512)	(9,400)
Dividends paid	(5,864)	(5,712)	(152)
Purchase of common stock for treasury	(3,500)	—	(3,500)
Other, net	(1,380)	(1,155)	(225)
Net cash used in financing activities	(17,114)	(10,271)	(6,843)

Decrease in cash, cash equivalents and restricted cash	(17,195)	(704)	(16,491)
Cash, cash equivalents and restricted cash, beginning of period	19,499	4,635	14,864
Cash, cash equivalents and restricted cash, end of period	$2,304	$3,931	$(1,627)

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 6/30/25	% Change	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25	% Change

Operating Revenues
Mobility and broadband service(1)	$19,637	$19,002	3.3	$38,817	$37,803	2.7
Wireless equipment	4,178	5,369	(22.2)	9,002	9,901	(9.1)
Other(2)	2,427	2,277	6.6	4,876	4,562	6.9
Total Operating Revenues	26,242	26,648	(1.5)	52,695	52,266	0.8

Operating Expenses
Cost of services	4,928	4,581	7.6	9,748	9,155	6.5
Cost of wireless equipment	4,658	5,806	(19.8)	9,961	10,718	(7.1)
Selling, general and administrative expense	4,837	5,036	(4.0)	9,723	10,201	(4.7)
Depreciation and amortization expense	3,787	3,582	5.7	7,517	7,125	5.5
Total Operating Expenses	18,210	19,005	(4.2)	36,949	37,199	(0.7)

Operating Income	$8,032	$7,643	5.1	$15,746	$15,067	4.5
Operating Income Margin	30.6%	28.7%		29.9%	28.8%

Segment EBITDA(3)	$11,819	$11,225	5.3	$23,263	$22,192	4.8
Segment EBITDA Margin(3)	45.0%	42.1%		44.1%	42.5%
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, FWA broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
(3) Non-GAAP financial measure.
During the first quarter of 2026, Verizon revised its presentation of revenue reporting for its reportable segments. Accordingly, beginning in the first quarter of 2026, Verizon has reported Consumer revenue disaggregated by products and services as follows: Mobility and broadband service revenue, Wireless equipment revenue and Other revenue. Prior period operating revenue results have been recast to conform to the current period presentation. There was no change to the composition of our reportable segments and total segment results, nor to the determination of segment profit.
The segment financial results above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 6/30/25	% Change	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25	% Change

Operating Revenues
Mobility and broadband service(1)	$3,728	$3,733	(0.1)	$7,416	$7,450	(0.5)
Wireless equipment	846	886	(4.5)	1,703	1,752	(2.8)
Other(2)	2,581	2,354	9.6	5,166	4,773	8.2
Total Operating Revenues	7,155	6,973	2.6	14,285	13,975	2.2

Operating Expenses
Cost of services	2,023	2,060	(1.8)	4,140	4,214	(1.8)
Cost of wireless equipment	1,203	1,201	0.2	2,405	2,395	0.4
Selling, general and administrative expense	1,847	1,990	(7.2)	3,653	3,909	(6.5)
Depreciation and amortization expense	1,091	998	9.3	2,140	1,987	7.7
Total Operating Expenses	6,164	6,249	(1.4)	12,338	12,505	(1.3)

Operating Income	$991	$724	36.9	$1,947	$1,470	32.4
Operating Income Margin	13.9%	10.4%		13.6%	10.5%

Segment EBITDA(3)	$2,082	$1,722	20.9	$4,087	$3,457	18.2
Segment EBITDA Margin(3)	29.1%	24.7%		28.6%	24.7%
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, FWA broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
(3) Non-GAAP financial measure.
During the first quarter of 2026, Verizon revised its presentation of revenue reporting for its reportable segments. Accordingly, beginning in the first quarter of 2026, Verizon has reported Business revenue disaggregated by products and services as follows: Mobility and broadband service revenue, Wireless equipment revenue and Other revenue. Prior period operating revenue results have been recast to conform to the current period presentation. There was no change to the composition of our reportable segments and total segment results, nor to the determination of segment profit.
In the second quarter of 2026, the net assets representing Verizon's international wireline connectivity and managed network services business were classified as assets and liabilities held for sale and moved from the Business segment to Corporate and other. Where applicable, historical segment results have been reclassified to conform to the current period presentation.
The segment financial results above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Total Operating Statistics

Unaudited				6/30/26	6/30/25	% Change

Connections (‘000)
Wireless retail				146,953	146,136	0.6
Wireless retail postpaid				126,619	125,895	0.6
Wireless retail postpaid phone				94,098	93,207	1.0
Wireless retail core prepaid(1)				19,351	19,017	1.8
Wireless retail core prepaid phone(1)				18,654	18,502	0.8

Fiber broadband				10,913	7,613	43.3
FWA broadband				6,208	5,112	21.4
Total broadband(2)				17,121	12,725	34.5

Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 6/30/25	% Change	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25	% Change

Net Additions Detail (‘000)
Wireless retail	223	177	26.0	107	112	(4.5)
Wireless retail postpaid	188	155	21.3	(8)	(4)	*
Wireless retail postpaid phone	184	(9)	*	239	(298)	*
Wireless retail core prepaid(1)	73	50	46.0	188	187	0.5
Wireless retail core prepaid phone(1)	24	24	—	94	134	(29.9)

Fiber broadband	155	32	*	282	77	*
FWA broadband	193	278	(30.6)	407	586	(30.5)
Total broadband(2)	348	310	12.3	689	663	3.9

Account Statistics
Wireless retail postpaid accounts (‘000)(3)				34,237	34,646	(1.2)
Wireless retail postpaid ARPA(4)	$168.35	$170.79	(1.4)	$167.50	$170.30	(1.6)
Wireless retail core prepaid ARPU(5)	$33.37	$32.56	2.5	$33.34	$32.24	3.4

Churn Detail
Wireless retail postpaid phone	0.92%	0.97%		0.94%	0.96%
Wireless retail core prepaid(1)	3.59%	3.60%		3.52%	3.53%

Wireless Retail Postpaid Connection Statistics
Upgrade rate	2.6%	3.6%

Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Total broadband excludes solutions provided over a traditional copper-based network.
(3) Statistic presented as of end of period.
(4) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(5) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to migration activity among different types of devices and plans, customer profile changes, product-related changes and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 3/31/26	3 Mos. Ended 12/31/25	3 Mos. Ended 9/30/25	3 Mos. Ended 6/30/25	3 Mos. Ended 3/31/25

Consolidated Net Income	$3,949	$5,146	$2,448	$5,056	$5,121	$4,983
Add:
Provision for income taxes	1,325	1,638	615	1,471	1,488	1,490
Interest expense(1)	1,985	1,940	1,759	1,664	1,639	1,632
Depreciation and amortization expense(2)	5,008	4,892	4,519	4,618	4,635	4,577
Consolidated EBITDA	$12,267	$13,616	$9,341	$12,809	$12,883	$12,682

Add/(subtract):
Other (income) expense, net(3)	$(36)	$(477)	$185	$(92)	$(79)	$(121)
Equity in (earnings) losses of unconsolidated businesses	(44)	(5)	(3)	6	3	(6)
Severance charges	397	—	1,715	—	—	—
Acquisition and integration related charges	135	261	39	52	—	—
Asset and business rationalization	258	—	583	—	—	—
Loss on disposition of business	746	—	—	—	—	—
	1,456	(221)	2,519	(34)	(76)	(127)
Consolidated Adjusted EBITDA	$13,723	$13,395	$11,860	$12,775	$12,807	$12,555
Consolidated Operating Revenues	$34,253				$34,504
Consolidated Net Income Margin	11.5%				14.8%
Consolidated Adjusted EBITDA Margin	40.1%				37.1%
Consolidated Adjusted EBITDA - Year over year change %	7.2%
Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 6/30/26	12 Mos. Ended 12/31/25

Consolidated Net Income	$16,599	$17,608
Add:
Provision for income taxes	5,049	5,064
Interest expense(1)	7,348	6,694
Depreciation and amortization expense(2)	19,037	18,349
Consolidated EBITDA	$48,033	$47,715

Add/(subtract):
Other income, net(3)	$(420)	$(107)
Equity in losses of unconsolidated businesses	(46)	—
Severance charges	2,112	1,715
Acquisition and integration related charges	487	91
Asset and business rationalization	841	583
Loss on disposition of business	746	—
	3,720	2,282
Consolidated Adjusted EBITDA	$51,753	$49,997

Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	6/30/26		3/31/26	12/31/25

Debt maturing within one year	$21,783		$28,229	$18,618
Long-term debt	143,448		144,231	139,532
Total Debt	165,231		172,460	158,150
Less: Secured debt	28,760		29,962	27,067
Unsecured Debt	136,471		142,498	131,083
Less: Equity credit for junior subordinated notes(1)	6,037		4,079	1,982
Less: Cash and cash equivalents	1,752		8,366	19,048
Net Unsecured Debt	$128,682		$130,053	$110,053
Consolidated Net Income (LTM)	$16,599			$17,608
Unsecured Debt to Consolidated Net Income Ratio	8.2	x		7.4	x
Consolidated Adjusted EBITDA (LTM)	$51,753			$49,997
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.5	x		2.2	x

Footnote:
(1) Represents a fifty percent equity credit related to junior subordinated notes outstanding.

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 6/30/26				3 Mos. Ended 6/30/25
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$0.92				$1.18
Amortization of acquisition-related intangible assets	$274	$(69)	$205	0.05	$192	$(49)	$143	0.03
Severance charges	397	(98)	299	0.07	—	—	—	—
Acquisition and integration related charges	135	(18)	117	0.03	—	—	—	—
Asset rationalization	258	(63)	195	0.05	—	—	—	—
Loss on disposition of business	746	29	775	0.19	—	—	—	—
	$1,810	$(219)	$1,591	$0.38	$192	$(49)	$143	$0.03
Adjusted EPS				$1.30				$1.22
Year over year change %				6.6%

Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 6/30/25	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25

Net Cash Provided by Operating Activities	$10,435	$8,975	$18,419	$16,757
Capital expenditures (including capitalized software)	(4,009)	(3,808)	(8,210)	(7,953)
Free Cash Flow	$6,426	$5,167	$10,209	$8,804
Year over year change %	24.4%		16.0%

Verizon Communications Inc.

Free Cash Flow Forecast for Full Year 2026
(dollars in millions)
	Revised	Original
Unaudited	Forecast	Forecast

Net Cash Provided by Operating Activities Forecast	$37,940 - 38,640	$37,500 - 38,000
Capital expenditures forecast (including capitalized software)	(16,000 - 16,500)	(16,000 - 16,500)
Free Cash Flow Forecast	$21,940 - 22,140	$21,500
Net Cash Provided by Operating Activities Growth Forecast %	2.2% - 4.0%	1.0% - 2.3%
Free Cash Flow Growth Forecast %	9.0% - 10.0%	6.8%

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 6/30/25	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25

Operating Income	$8,032	$7,643	$15,746	$15,067
Add: Depreciation and amortization expense	3,787	3,582	7,517	7,125
Segment EBITDA	$11,819	$11,225	$23,263	$22,192
Year over year change %	5.3%		4.8%

Total operating revenues	$26,242	$26,648	$52,695	$52,266
Operating Income Margin	30.6%	28.7%	29.9%	28.8%
Segment EBITDA Margin	45.0%	42.1%	44.1%	42.5%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 6/30/26	3 Mos. Ended 6/30/25	6 Mos. Ended 6/30/26	6 Mos. Ended 6/30/25

Operating Income	$991	$724	$1,947	$1,470
Add: Depreciation and amortization expense	1,091	998	2,140	1,987
Segment EBITDA	$2,082	$1,722	$4,087	$3,457
Year over year change %	20.9%		18.2%

Total operating revenues	$7,155	$6,973	$14,285	$13,975
Operating Income Margin	13.9%	10.4%	13.6%	10.5%
Segment EBITDA Margin	29.1%	24.7%	28.6%	24.7%
Footnote:
In the second quarter of 2026, the net assets representing Verizon's international wireline connectivity and managed network services business were classified as assets and liabilities held for sale and moved from the Business segment to Corporate and other. Where applicable, historical segment results have been reclassified to conform to the current period presentation.